Exhibit 99.2
NEUTRON HOLDINGS, INC.
2026 INCENTIVE AWARD PLAN
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities.
ARTICLE II.
DEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
2.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 4.2, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked. Notwithstanding anything herein to the contrary, the Board shall conduct the general administration of the Plan with respect to Awards granted to non-employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall mean and refer to the Board.
2.2    “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.3    “Award” means an Option award, Stock Appreciation Right award, Restricted Stock award, Restricted Stock Unit award, Performance Bonus Award, Performance Stock Unit award, Dividend Equivalents award or Other Stock or Cash Based Award granted to a Participant under the Plan.
2.4    “Award Agreement” means an agreement evidencing an Award, which may be written or electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, severance or similar agreement, including any Award Agreement, between the Participant and the Company; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or any of its affiliates; (ii) dishonesty, intentional misconduct, or material breach of any agreement with the Company or any of its affiliates; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. The term “Company” will be interpreted to include any Subsidiary, Parent, affiliate, or any successor thereto, if appropriate.

The determination that a termination of a Participant’s employment is either for Cause or without Cause shall be made by the Administrator, in its sole discretion.
2.7    “Change in Control” means any of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the Company’s securities possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.8(c)(i), 2.8(c)(ii) and 2.8(c)(iii); or (iv) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);
(b)    The Incumbent Directors cease for any reason to constitute a majority of the Board;
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)    The completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) of this Section 2.8 with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.8    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.
2.9    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers of the Company, to the extent permitted by Applicable Law. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
2.10    “Common Stock” means the common stock of the Company.
2.11    “Company” means Neutron Holdings, Inc., a Delaware corporation, or any successor.
2.12    “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) qualifies as a consultant or advisor under Instruction A.1(a)(1) of Form S-8 under the Securities Act.
2.13    “Designated Beneficiary” means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate or legal heirs.
2.14    “Director” means a Board member.
2.15    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code.
2.16    “Dividend Equivalents” means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalent shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.
2.17    “DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
2.18    “Effective Date” has the meaning set forth in Section 11.3.

2.19    “Employee” means any employee of the Company or any of its Subsidiaries.
2.20    “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
2.21    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.
2.22    “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, the value of a Share will be the closing sales price for a Share as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a Share will be the closing sales price for a Share on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Administrator in its sole discretion. Notwithstanding the foregoing, with respect to any Award granted after the Effective Date but prior to the date the Company’s registration statement relating to its initial public offering becomes effective, the Fair Market Value means the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
2.23    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, as determined in accordance with Section 424(e) and (f) of the Code, respectively.
2.24    “Incentive Stock Option” means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Section 422 of the Code.
2.25    “Incumbent Directors” means, for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
2.26    “Non-Employee Director” means a Director who is not an Employee.

2.27    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.28    “Option” means a right granted under Article VI to purchase a specified number of Shares at a specified price per Share during a specified time period. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
2.29    “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
2.30    “Overall Share Limit” means the sum of (i) 6,500,032 Shares plus (ii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan as Shares pursuant to Article V plus (iv) an increase commencing on the first day of each calendar year beginning January 1, 2027 and continuing annually on the anniversary thereof through (and including) January 1, 2036, equal to the lesser of (A) 5% of the shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year (calculated on an as-converted basis) and (B) such smaller number of Shares as determined by the Board or the Committee.
2.31    “Participant” means a Service Provider who has been granted an Award.
2.32    “Performance Bonus Award” has the meaning set forth in Section 8.3.
2.33    “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.1 and subject to Section 8.2, to receive cash or Shares, the payment of which is contingent upon achieving certain performance goals or other performance-based targets established by the Administrator.
2.34    “Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.35    “Plan” means this 2026 Incentive Award Plan.
2.36    “Prior Plan” means the Neutron Holdings, Inc. 2017 Stock Incentive Plan, as amended.
2.37    “Prior Plan Award” means an award outstanding under the Prior Plan as of immediately prior to the Effective Date.
2.38    “Restricted Stock” means Shares awarded to a Participant under Article VII, subject to certain vesting conditions and other restrictions.
2.39    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
2.40    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any amendments thereto.

2.41    “Section 409A” means Section 409A of the Code and the regulations promulgated thereunder by the United States Treasury Department, as amended or as may be amended from time to time.
2.42    “Securities Act” means the Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.
2.43    “Service Provider” means an Employee, Consultant or Director.
2.44    “Shares” means shares of Common Stock.
2.45    “Stock Appreciation Right” or “SAR” means a right granted under Article VI to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.
2.46    “Subsidiary” means any entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.47    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.48    “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.
2.49    “Termination of Service” means:
(a)    As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)    As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)    As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off), even though the Participant may subsequently continue to perform services for that entity.
ARTICLE III.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein. No Service Provider shall have any right to be granted an Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.
ARTICLE IV.
ADMINISTRATION AND DELEGATION
4.1    Administration.
(a)    The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan, any Award Agreement or any Award and make all other determinations that it deems necessary or appropriate to administer the Plan and any Awards. The Administrator (and each member thereof) is entitled to, in good faith, rely or act upon any report or other information furnished to the Administrator or any member thereof by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Administrator’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.
(b)    Without limiting the foregoing, the Administrator has the exclusive power, authority and sole discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Awards to be granted and the number of Shares to which an Award will relate; (iv) subject to the limitations in the Plan, determine the terms and conditions of any Award and related Award Agreement, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations, waivers or amendments thereof; (v) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, or other property, or an Award may be canceled, forfeited, or surrendered; and (vi) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
4.2    Delegation of Authority. To the extent permitted by Applicable Law, the Board or any Committee may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company or any of its Subsidiaries or Directors to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Administrator specifies at the time of such delegation or that are otherwise included in the applicable organizational documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.2 shall serve in such capacity at the pleasure of the Board or the Administrator, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority. Further, regardless of any delegation, the Board or the Administrator may, in its discretion, exercise any and all rights and duties as the Administrator under the Plan delegated thereby, except with respect to Awards that are required to be determined in the sole discretion of the Board or the Administrator under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
ARTICLE V.
STOCK AVAILABLE FOR AWARDS
5.1    Number of Shares. Subject to adjustment under Article IX and the terms of this Article V, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Effective Date, the Company will cease granting awards under the Prior Plans; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
5.2    Share Recycling.
(a)    If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged or settled for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available, in each case, as Common Stock for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
(b)    In addition, the following Shares shall be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under the applicable Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or any Prior Plan Award; and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

Notwithstanding the provisions of this Section 5.2(b), no Shares may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.
5.3    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 19,500,096 Shares (as adjusted to reflect any Equity Restructuring) may be issued pursuant to the exercise of Incentive Stock Options.
5.4    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Substitute Awards in respect of any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided under Section 5.2 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not count against the Overall Share Limit (and Shares subject to such Awards may again become available for Awards under the Plan as provided under Section 5.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.
5.5    Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year under the Plan shall not exceed $1,000,000 for such Service Provider’s first year of service as a Non-Employee Director and $750,000 for each year thereafter.
ARTICLE VI.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.1    General. The Administrator may grant Options or Stock Appreciation Rights to one or more Service Providers, subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine and the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying (x) the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by (y) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose, and payable in cash, Shares valued at Fair Market Value on the date of exercise or a combination of the two as the Administrator may determine or provide in the Award Agreement.
6.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 6.6, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of (i) an Option or Stock Appreciation Right granted to participates who are not taxpayers within the United States, and (ii) an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
6.3    Duration of Options. Subject to Section 6.6, each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years; provided, further, that, unless otherwise determined by the Administrator or specified in the Award Agreement, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. In addition, in no event shall an Option or Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938 be exercisable earlier than six months after its date of grant. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, commits an act of Cause (as determined by the Administrator), or violates any non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in any such act or violation.
6.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves (which may be written, electronic or telephonic and may contain representations and warranties deemed advisable by the Administrator), signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner specified in Section 6.5 and (b) satisfaction in full of any withholding obligation for Tax-Related Items in a manner specified in Section 10.5. The Administrator may, in its discretion, limit exercise with respect to fractional Shares and require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.

6.5    Payment Upon Exercise. The Administrator shall determine the methods by which payment of the exercise price of an Option shall be made, including, without limitation:
(a)    Cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;
(b)    If there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company funds sufficient to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the exercise price by cash, wire transfer of immediately available funds or check; provided that such amount is paid to the Company at such time as may be required by the Company;
(c)    To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their fair market value on the date of delivery;
(d)    To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their fair market value on the exercise date;
(e)    To the extent permitted by the Administrator, other than for Participants subject to Section 13(k) of the Exchange Act with respect to the Company or its Subsidiaries, delivery of a promissory note or any other lawful consideration; or
(f)    To the extent permitted by the Administrator, any combination of the above payment forms.
6.6    Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options (and Award Agreements related thereto) will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within the later of (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.
ARTICLE VII.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
7.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of the underlying Shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement, to Service Providers. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock and Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock and Restricted Stock Units to the extent required by Applicable Law. The Award Agreement for each Award of Restricted Stock and Restricted Stock Units shall set forth the terms and conditions not inconsistent with the Plan as the Administrator shall determine.
7.2    Restricted Stock.
(a)    Stockholder Rights. Unless otherwise determined by the Administrator, each Participant holding Shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which such Participant becomes the record holder of such Shares; provided, however, that with respect to a share of Restricted Stock subject to restrictions or vesting conditions, except in connection with a spin-off or other similar event as otherwise permitted under Section 9.2, dividends which are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of Restricted Stock vests. All such dividends will be made no later than March 15 of the calendar year immediately following the calendar year in which the right to the dividend payments became nonforfeitable.
(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.
(c)    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

7.3    Restricted Stock Units. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law. A Participant holding Restricted Stock Units will have only the rights of a general unsecured creditor of the Company (solely to the extent of any rights then applicable to Participant with respect to such Restricted Stock Units) until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement.
ARTICLE VIII.
OTHER TYPES OF AWARDS
8.1    General. The Administrator may grant Performance Stock Unit awards, Performance Bonus Awards, Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine.
8.2    Performance Stock Unit Awards. Each Performance Stock Unit award shall be denominated in a number of Shares or in unit equivalents of Shares or units of value (including a dollar value of Shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or Subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3    Performance Bonus Awards. Each right to receive a bonus granted under this Section 8.3 shall be denominated in the form of cash (but may be payable in cash, stock or a combination thereof) (a “Performance Bonus Award”) and shall be payable upon the attainment of performance goals that are established by the Administrator and relate to one or more of performance or other specific criteria, including service to the Company or Subsidiaries, in each case on a specified date or dates or over any period or periods determined by the Administrator.
8.4    Dividend Equivalents. If the Administrator provides, an Award (other than an Option or Stock Appreciation Right) may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award subject to vesting shall either (a) to the extent permitted by Applicable Law, not be paid or credited or (b) be accumulated and subject to vesting to the same extent as the related Award. All such Dividend Equivalents shall be paid no later than March 15 of the calendar year immediately following the calendar year in which the right to the Dividend Equivalent payments became nonforfeitable unless otherwise determined by the Administrator or unless deferred in a manner intended to comply with Section 409A.
8.5    Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive cash or Shares to be delivered in the future and annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise), in each case subject to any conditions and limitations in the Plan.

Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled, subject to compliance with, or an exemption from, Section 409A. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. Except in connection with a spin-off or other similar event as otherwise permitted under Article IX, dividends that are paid prior to vesting of any Other Stock or Cash Based Award shall only be paid to the applicable Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.
ARTICLE IX.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
9.1    Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article IX, the Administrator will equitably adjust the terms of the Plan and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (a) adjusting the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares that may be issued); (b) adjusting the terms and conditions of (including the grant or exercise price), and the performance goals or other criteria included in, outstanding Awards; and (c) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
9.2    Corporate Transactions. In the event of any extraordinary dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Law or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Law or accounting principles:
(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable, in each case as of the date of such cancellation; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)    To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, or equivalent value thereof in cash, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of Shares which may be issued) or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;
(e)    To replace such Award with other rights or property selected by the Administrator; or
(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
9.3    Change in Control.
(a)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award (after giving effect to any acceleration, including as set forth herein), or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 9.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion.
(b)    Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock (including any Equity Restructuring or any securities offering or other similar transaction) or for reasons of administrative convenience or to facilitate compliance with any Applicable Law, the Administrator may refuse to permit the exercise or settlement of one or more Awards for such period of time as the Company may determine to be reasonably appropriate under the circumstances.
9.4    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (b) any merger, consolidation, spinoff, dissolution or liquidation of the Company or sale of Company assets or (c) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article IX.
ARTICLE X.
PROVISIONS APPLICABLE TO AWARDS
10.1    Transferability.
(a)    No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed. During the life of a Participant, Awards will be exercisable only by the Participant, unless it has been disposed of pursuant to a DRO. After the death of a Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-Applicable Law of descent and distribution. References to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Administrator.
(b)    Notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law. In addition, and further notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)    Notwithstanding Section 10.1(a), if permitted by the Administrator, a Participant may, in the manner determined by the Administrator, designate a Designated Beneficiary. A Designated Beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s Designated Beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.
10.2    Documentation. Each Award will be evidenced in an Award Agreement in such form as the Administrator determines in its discretion. Each Award may contain such terms and conditions as are determined by the Administrator in its sole discretion, to the extent not inconsistent with those set forth in the Plan.
10.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
10.4    Changes in Participant’s Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable. Except to the extent otherwise required by Applicable Law or expressly authorized by the Company or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
10.5    Withholding. Each Participant must pay the Company or a Subsidiary or other Participant’s employing company, as applicable, or make provision satisfactory to the Administrator for payment of, any Tax-Related Items required by Applicable Law to be withheld in connection with such Participant’s Awards and/or Shares by the date of the event creating the liability for Tax-Related Items. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (ii) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from the Award creating the withholding obligation for Tax-Related Items, valued on the date of delivery; (v) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is to be satisfied, selling Shares issued pursuant to the Award creating the withholding obligation for Tax-Related Items, either voluntarily by the Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; or (vii) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all Tax-Related Items that are applicable to such taxable income. If any tax withholding obligation will be satisfied under clause (v) of the preceding paragraph, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (v).
10.6    Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action will be required unless (a) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (b) the change is permitted under Article IX or pursuant to Section 11.6. In addition, the Administrator shall, without the approval of the stockholders of the Company, have the authority to (i) amend any outstanding Option or Stock Appreciation Right to reduce its exercise price per Share or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award.
10.7    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Company’s satisfaction, (b) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including, without limitation, any applicable securities laws and stock exchange or stock market rules and regulations, (c) any approvals from governmental agencies that the Company determines are necessary or advisable have been obtained, and (d) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy Applicable Law. The inability or impracticability of the Company to obtain or maintain authority to issue or sell any securities from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.
10.8    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
ARTICLE XI.
MISCELLANEOUS
11.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to commence or continue employment or any other relationship with the Company or a Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or other written agreement between the Participant and the Company or any Subsidiary.

11.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Law requires, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
11.3    Effective Date. The Plan was approved by the Board on May 20, 2026. The Plan will become effective on the date immediately prior to the date the Company’s registration statement relating to its initial public offering becomes effective (the “Effective Date”), provided that it is approved by the Company’s stockholders prior to such date and occurring within 12 months following the date the Board approved the Plan. If the Plan is not approved by the Company’s stockholders within the foregoing time frame, the Plan will not become effective. No Incentive Stock Option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (a) the date the Plan was approved by the Board or (b) the date the Plan was approved by the Company’s stockholders.
11.4    Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time and from time to time; provided that (a) no amendment requiring stockholder approval to comply with Applicable Law shall be effective unless approved by the stockholders, and (b) no amendment, other than an increase to the Overall Share Limit or pursuant to Article IX or Section 11.6, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, each as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Law.
11.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are nationals of a country other than the United States or employed or residing outside the United States, establish subplans or procedures under the Plan or take any other necessary or appropriate action to address Applicable Law, including (a) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (b) listing and other requirements of any non-U.S. securities exchange, and (c) any necessary local governmental or regulatory exemptions or approvals.
11.6    Section 409A.
(a)    General. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A and, to the extent applicable, the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a Participant’s Termination of Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Participant’s Termination of Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to such person’s “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
(d)    Separate Payments. If an Award includes a “series of installment payments” within the meaning of Section 1.409A-2(b)(2)(iii) of Section 409A, the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment and, if an Award includes “dividend equivalents” within the meaning of Section 1.409A-3(e) of Section 409A, the Participant’s right to receive the dividend equivalents will be treated separately from the right to other amounts under the Award.
(e)    Change in Control. Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award for which payment is due upon a Change in Control of the Company will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A.
11.7    Limitations on Liability. Except as limited by Applicable Law and notwithstanding any other provisions of the Plan, no individual acting as a Director, officer or other Employee will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in such person’s capacity as an Administrator, Director, officer or other Employee. The Company will indemnify and hold harmless each Director, officer or other Employee that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith; provided that such person gives the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf.
11.8    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.9 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than a recipient’s country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 11.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 11.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
11.9    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
11.10    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary), the Plan will govern, unless such Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in an Award Agreement or other written agreement which provides supplemental or additional terms not inconsistent with the Plan.

11.11    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction. By accepting an Award, each Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting an Award, each Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or Award hereunder in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting an Award, each Participant irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or any Award hereunder.
11.12    Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.
11.13    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
11.14    Conformity to Applicable Law. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law.
11.15    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.
11.16    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
11.17    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
11.18    Prohibition on Executive Officer and Director Loans. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.19    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 10.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company and its Directors, officers and other Employees harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
* * * * *

NEUTRON HOLDINGS, INC.
2026 INCENTIVE AWARD PLAN
STOCK OPTION GRANT NOTICE
Neutron Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2026 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Common Stock (the “Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) including any special provisions for Participant’s country of residence, if any, set forth in the Appendix for Participant’s Country (the “Country Provisions”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice, the Country Provisions and the Stock Option Agreement.

Participant:	[____________]
Grant Date:	[____________]
Vesting Commencement Date:	[____________]
Exercise Price per Share:	$[___________]
Total Exercise Price:	$[___________]
Total Number of Shares Subject to the Option:	[____________]
Expiration Date:	[____________]
Vesting Schedule:	[____________]

Type of Option:	☐	Incentive Stock Option	☐	Nonqualified Stock Option
If the Company uses an electronic capitalization table system (such as Shareworks, Certent, Fidelity or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic equity administration system and is considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option in such electronic equity administration system and the Participant’s signature below shall be deemed to have occurred by the Participant’s online acceptance of the Option through such electronic equity administration system.
By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Plan, the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Stock Option Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Stock Option Agreement or this Grant Notice.

NEUTRON HOLDINGS, INC.: HOLDER:	PARTICIPANT:

By:	By:
Print	Print
Name:	Name:
Title:
Address:	Address:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE
STOCK OPTION AGREEMENT
Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Neutron Holdings, Inc., a Delaware corporation (the “Company”), has granted to Participant an Option under the Company’s 2026 Incentive Award Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.
ARTICLE XII.
GENERAL
12.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
12.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice or the Plan and the Country Provisions, the terms of the Country Provisions shall control.
ARTICLE XIII.
GRANT OF OPTION
13.1    Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, this Agreement, and the Country Provisions (if applicable), subject to adjustments as provided in Article IX of the Plan.
13.2    Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.
13.3    Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company and its Subsidiaries, as applicable.

ARTICLE XIV.
PERIOD OF EXERCISABILITY
14.1    Commencement of Exercisability.
(a)    Subject to this Section 3.1 and Sections 3.2, 3.3, 5.11 and 5.17 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)    No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.
(c)    Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control the Option shall be treated pursuant to Sections 9.2 and 9.3 of the Plan.
14.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
14.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten years from the Grant Date;
(b)    If this Option is designated as an Incentive Stock Option and Participant, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five years from the Grant Date;
(c)    The expiration of three months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or Disability or by the Company for Cause;
(d)    The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or
(e)    The date of Participant’s Termination of Service for Cause.
14.4    Special Tax Consequences of Incentive Stock Options. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds

$100,000, the Option and such other options shall be Nonqualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Nonqualified Stock Option.
14.5    Tax Indemnity.
(a)    Participant agrees to hold harmless, indemnify and keep indemnified the Company, any Subsidiary and Participant’s employing company, if different, from and against any liability for or obligation to pay any Tax-Related Items that is attributable to (1) the grant or exercise of, or any benefit derived by Participant from, the Option, (2) the acquisition by Participant of the Shares on exercise of the Option or (3) the disposal of any Shares.
(b)    The Option cannot be exercised until Participant has made such arrangements as the Company may require for the satisfaction of any Tax-Related Items that may arise in connection with the exercise of the Option or the acquisition of the Shares by Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.
(c)    Participant hereby acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of any Award, including the Option, to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if Participant becomes subject to tax in more than one jurisdiction between the date of grant of an Award, including the Option, and the date of any relevant taxable event, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
ARTICLE XV.
EXERCISE OF OPTION
15.1    Person Eligible to Exercise. Except as provided in Section 5.3 hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

15.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.
15.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)    An exercise notice in a form specified by the Administrator (which may be in paper or electronic form), stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)    The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable Tax-Related Items, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;
(c)    Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other Applicable Law; and
(d)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
15.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)    Cash or check;
(b)    With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c)    Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
15.5    Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.7 of the Plan.
15.6    Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of exercise, Participant shall, if required by the Company, concurrently with such exercise, make such written representations as are deemed necessary or appropriate by the Company or its counsel.
15.7    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.
ARTICLE XVI.
OTHER PROVISIONS
16.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
16.2    Whole Shares. The Option may only be exercised for whole Shares.
16.3    Transferability. The Option shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

16.4    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of the grant, vesting or exercise of the Option, or with the purchase or disposition of the Shares subject to the Option. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such Shares and that Participant is not relying on the Company for any tax advice.
16.5    Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.6    Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.
16.7    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.7. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service (or similar non-U.S. entity).
16.8    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
16.9    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. By entering into this Agreement, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to this Agreement and the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By entering into this Agreement, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Agreement in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By entering into this Agreement, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Agreement.
16.10    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
16.11    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
16.12    Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
16.13    Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Shares or (b) within one year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
16.14    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
16.15    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to commence or continue to serve as an Employee or other Service Provider or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the employment or services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.
16.16    Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the Option shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary who is the employer of Participant) or a Company plan pursuant to which Participant is eligible to participate, in each case, in accordance with the terms therein.
16.17    Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
16.18    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
16.19    Rules Particular To Specific Countries.
(a)    Generally. Participant shall, if required by the Administrator, enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a Subsidiary’s) Tax-Related Items, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax, is transferred to and met by Participant.
(b)    Tax Indemnity. Participant shall indemnify and keep indemnified the Company and any of its subsidiaries from and against any Tax-Related Items.

16.20    Special Country Provisions for Options Granted to Participants. This Option shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of this Option, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on this Option and the Shares purchased upon exercise of this Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
*      *      *      *      *

APPENDIX
TO
STOCK OPTION AGREEMENT
Special Country Provisions for Options for Participants
This Appendix includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Stock Option Agreement (the “Agreement”), the Stock Option Grant Notice to which the Agreement is attached, and the Plan, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.
In accepting the Option, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)    all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d)    the Option grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, or, if different, Participant’s employer, or any Subsidiary or parent or affiliate of the Company, and shall not interfere with the ability of the Company, the employer or any Subsidiary or parent or affiliate of the Company, as applicable, to provide for a termination of Participant’s service;
(e)    Participant is voluntarily participating in the Plan;
(f)    the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
(g)    for labor law purposes, the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected, wages, salary or other compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday
Appendix-1

pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, any Subsidiary, Participant’s employer, its parent, or any affiliate of the Company;
(h)    the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)    if the underlying Shares do not increase in value, the Option will have no value;
(j)    if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the exercise price;
(k)    neither the Company, the employer nor any parent, Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and
(l)    nothing in the Plan or this Agreement shall give the Participant any rights to compensation or damages including, without limitation, for any loss or potential loss that the Participant may suffer by reason of the cancellation and forfeiture of the RSUs as a result of the Participant’s Termination of Service including where any termination is subsequently held to be wrongful or unfair.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Agreement (of which this Appendix is a part), the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.
General Provisions
Data Privacy: Participant acknowledges and agrees to the data privacy provisions set forth in Section 11.8 of the Plan.
Notifications: This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of [____] 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or Shares acquired under the Plan are sold. In addition, the information contained in this Appendix is
Appendix-2

general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently residing or working, the information contained herein may not be applicable to Participant.
English Language: By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicably to his or her country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Currency: Participant understands that, any amounts related to the Option will be denominated in U.S. dollars and will be converted to any local currency using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company. Participant understands and agrees that neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option, or of any amounts due to Participant or as a result of the subsequent sale of any Shares acquired under the Option.
Foreign Asset/Account Reporting; Exchange Controls: Participant’s country of residence may have certain foreign asset and/or account reporting or exchange control requirements which may affect his or her ability to acquire or hold Shares under the Agreement or cash received (including proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his/her participation in the Plan to his or her country through a designated broker or bank and/or within a certain time after receipt. Participant is responsible for ensuring compliance with such regulations and should consult with his or her personal legal advisor for any details.
No Advice Regarding Grant: The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the Option or sale of Shares acquired upon exercise of the Option. Participant should consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the Agreement before taking any action related to the Option or the Shares.
Imposition of Other Requirements: The Company reserves the right to impose other requirements on Participant, on the Option and/or any Shares issuable upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Appendix-3

CANADA
Securities Laws.
Certain defined terms in the Plan are modified or supplemented as set forth below.
The term “affiliate” which appears in the defined terms “Cause” and “Company” is modified such that an “affiliate” shall be a defined term and shall mean the Company’s parent or an entity over which the Company or its parent has the power to direct the management and policies of by virtue of ownership or direction over voting securities in such entity (holding over 50%) or by a written agreement.
The defined term “Consultant” is supplemented by the following: In order to qualify as a Consultant in a jurisdiction of Canada, a person must provide services to the Company, a parent or an Affiliate under a written contract and must spend or will spend a significant amount of time and attention on the affairs and business of the Company, a parent or an Affiliate.
For so long as the Company is not a reporting issuer (public company) in any jurisdiction of Canada, does not have a head office in Canada, and does not have a majority of its executive officers or directors ordinarily resident in Canada, subject to any contractual restrictions, a Canadian Participant can sell and/or transfer its Shares to a person or company outside of Canada or through an exchange, or a market, outside of Canada.
Method of Exercise. Notwithstanding anything to the contrary in the Stock Option Agreement or the Plan, due to tax considerations in Canada, Participant will not be permitted to pay the exercise price by delivering to the Company already-owned Shares, nor will the Company be permitted to cancel or otherwise settle any Options through cash payments. The Company reserves the right to permit such method of exercise price payment to the extent permitted or deemed desirable based on developments in the Applicable Law.
Termination of Service. Where there has been a Termination of Service as defined in the Plan will be determined without regard to any period of statutory, contractual, common law, civil law or other reasonable notice of termination or any period of salary continuance or deemed employment or other engagement and regardless of whether any such termination was lawful.
Personal Information. The following provision supplements Section 11.8 (Data Privacy) of the Plan:
Participant authorizes the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, or any parent or subsidiary of the Company and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. Participant further authorizes the Company and/or any parent or subsidiary of the Company to record such information and to keep such information in Participant’s employee file.
Appendix-4

The following provisions will apply to Participants who are resident in Québec:
Language Consent. The parties acknowledge that it is their express wish that the Stock Option Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir souhaité expressément que la convention (“Agreement”), ainsi que cette Annexe, ainsi que tous les documents, les notices et la documentation juridique fournis ou mis en œuvre ou institués directement ou indirectement, relativement aux présentes, soient rédigés en anglais.
FRANCE
Language Consent. By accepting this grant of Option, Participant confirms having read and understood the Plan and this Agreement, which were provided in the English language. Participant accepts the terms of those documents accordingly.
En acceptant ces Droits sur des Actions Assujetties à des Restrictions, le Participant confirme avoir lu et compris le Plan et le présent Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les termes et conditions de ces documents en connaissance de cause.
Tax Information. The Option is not intended to qualify for special tax or social security treatment in France, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code.  Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Option.
Foreign Asset/Account Reporting Information. Participant may hold Shares acquired upon vesting/exercise of the Option, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with  his or her annual income tax return.  Failure to complete this reporting may trigger penalties for Participant.
GERMANY
Terms and Conditions
Tax Obligations. The following provision supplements Section 3.3 of the Agreement:
Each Participant who is either (a) resident for tax purposes in Germany or (b) otherwise subject to German income tax and/or social security contributions (the “German Participant”) in respect of earnings received from the Company or any of its affiliates being the Participant’s employing entity (the “Employer”), if different shall notify the Employer of their participation in the Plan and any grant, exercise, vesting, issuance or payment under the Plan.
Appendix-5

The German Participant shall indemnify and hold harmless the Employer from and against any liability for or obligation to pay any Tax Liability arising in connection with the German Participant’s participation in the Plan.
The Option cannot be exercised until Participant has made such arrangements with the company that is obliged to pay the Tax Liability as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Shares by Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.
The Employer shall have the authority and the right to deduct or withhold or require the German Participant to remit to the Employer, an amount sufficient to satisfy any Tax Liability required to be withheld and/or paid including, without limitation, the authority to deduct such amount from other compensation payable to the German Participant by the Employer.
„Tax Liability“ shall be any liability for income tax, wage tax, solidarity surcharge, employee share of social security contributions, church tax, VAT and any other service or employment related taxes (as applicable), and in this regard also the German Participant’s portions arising as a result of the Plan. Whenever Awards are granted or paid, the Company or the Employer shall notify the German Participant of the amount of Tax Liability, if any, which must be withheld by the Employer under applicable tax laws. For the purposes of withholding, fair market value shall be determined under applicable German law and its interpretation by the German tax authorities.
The German Participant understands that they may suffer adverse tax consequences as a result of the Awards which may exceed the amount, if any, actually withheld by the Company or the Employer. Neither the Company nor the Employer or any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the granting, vesting, exercise, issuance or payment of Awards. The Company, the Employer and the Subsidiaries do not commit and are under no obligation to structure any Awards to reduce or eliminate the German Participant’s Tax Liability. The German Participant represents that the German Participant has had the opportunity to consult with any tax consultants the German Participant deems advisable in connection with the Awards and that the German Participant is not relying on the Company or the Employer for any tax advice. The German Participant is relying solely on such advisors and not on any statements or representations of the Company, the German Participant’s Employer or any of their agents.
Labor Law Acknowledgment. The German Participant acknowledges that (i) any Awards granted pursuant to the Plan are discretionary, (ii) the Plan and any supplementary agreements are not a part of the terms and conditions of the German Participant’s employment with the Employer and (iii) the income from the Awards, if any, is not part of the German Participant’s entitlement to remuneration from the Employer and is not to be considered in valuing employment benefits or severance payable in the event of the termination of the German Participant’s employment with the Employer.
Appendix-6

Notifications
Exchange Control Information. Cross-border payments in connection with the sale of securities in excess of EUR 12,500 must be reported monthly by accessing the electronic General Statistics Reporting Portal (Allgemeines Meldeportal Statistik) via the Bundesbank’s website (www.bundesbank.de). In addition, Participant may be required to report the acquisition of securities if the value of the securities acquired exceeds EUR 12,500 to the Bundesbank via email or telephone.
Foreign Asset/Account Reporting Information. German residents must notify their local tax office of the acquisition of Shares when they file their personal income tax returns for the relevant year if the value of the Shares acquired exceeds EUR 150,000 or in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Shares outstanding. However, if the Shares are listed on a recognized U.S. stock exchange and Participant owns less than 1% of the total Stock, this requirement will not apply even if Shares with a value exceeding EUR 150,000 are acquired. Participant should consult with Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations Participant may have in connection with Participant’s participation in the Plan.
Insider Trading. By accepting the Awards, the German Participant acknowledges that they may be subject to insider trading rules, which may affect the sale of shares acquired upon under the Plan. German securities laws prohibit insider trading according to Article 14 of the Market Abuse Regulation (VO (EU) 596/2014) if the shares are traded, admitted or for which admission on trading has been requested on a trading venue in the European Union.
Data Protection. This provision replaces the section of the Appendix incorporating Section 11.8 of the Plan (“Data Privacy”), which shall be disregarded in its entirety. The Company acts as controller in relation to the personal data which may be shared by the German Participant under the Plan, the Agreement and this Appendix. Such personal data will be processed in compliance with applicable data protection laws, in particular the EU General Data Protection Regulation (EU) 2016/679 (“GDPR”). The Company independently determines the purposes and means for which personal data is processed under the Plan. To perform the Plan and to comply with the provisions therein and statutory retention obligations, the Company must collect, store, and otherwise process certain personal data of the German Participant (e.g. including, name contact details, and bank account details). Further information about the processing of personal data is set out in the privacy notice attached hereto as Exhibit 1.
MALAYSIA
Terms and Conditions

Securities Law Restrictions. Should the Company, in its sole discretion, determine that it is not feasible or practicable to comply with applicable securities laws in Malaysia, the Company may refuse to permit the exercise of this Option and to deliver any Shares subject to this Option.

Appendix-7

Notifications

Director Notification Obligation. Participant understands that if Participant is a director of a Malaysian Related Company, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the relevant Malaysian Related Company in writing when Participant receives or disposes of an interest (e.g., an Option awarded under the Plan or Shares) in the Company. Such notifications must be made within five (5) business days of receiving or disposing of any interest in the Company.

THE NETHERLANDS
Withholding Taxes. References to “withholding taxes” or similar terms in the Stock Option Agreement and the Plan shall include social insurance contributions including contributions based on the Health Insurance Act (Zorgverzekeringwet) and national insurance contributions (volksverzekeringen).
Insider Trading. On the basis of the Market Abuse Regulation (nr. 596/2014, the “MAR”), it is amongst others prohibited to engage or attempt in insider dealing, to recommend that another person engages in insider dealing or induce another person to engage in insider dealing or to unlawfully disclose inside information. The Market Abuse Regulation applies throughout the European Union as of 3 July 2016. For further information, see the website of the Authority for the Financial Markets (“AFM”); https://www.afm.nl/en/sector/themas/marktmisbruik/handel-met-voorwetenschap. By accepting the Option, Participant acknowledges that it is his or her responsibility to be aware of the Dutch insider trading rules, which may affect the sale of Shares Participant acquires upon exercise of the Option. In particular, Participant understands and acknowledges that (i) Participant has reviewed the summary of the Dutch insider trading rules and (ii) Participant may be prohibited from effecting certain transactions in Shares if Participant has insider information regarding the Company. Participant acknowledges and understands that Participant has been advised to read the discussion carefully to determine whether the insider rules could apply to Participant. If Participant is uncertain whether the insider rules apply to Participant or his or her situation, Participant acknowledges that the Company recommends that Participant consults with a legal advisor. Participant acknowledges and agrees that the Company cannot be held liable if Participant violates the Dutch insider trading rules. Participant acknowledges and agrees that Participant is responsible for ensuring his or her own compliance with these rules.
POLAND
Notifications

Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts, if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000. If required, the reports must be filed on a quarterly basis on special forms available
Appendix-8

on the website of the National Bank of Poland. Transfers of funds into and out of Poland in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with the business activity of an entrepreneur) must be made via a bank account in Poland. Participant should store all documents connected with any foreign exchange transactions that Participant is engaged in for a period of five years, as measured from the end of the year in which such transaction occurred.

SPAIN
Nature of Grant. By accepting the Option, Participant consents to participation in the Plan and acknowledge that Participant has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or of a parent or affiliate throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any parent or affiliate other than as expressly set forth in the Stock Option Agreement. Consequently, Participant understands that the Option is an extraordinary remuneration and that it is granted on the assumption and condition that the Option and any Shares acquired under the Plan are not part of any employment or service contract (either with the Company or with any parent or affiliate) and shall not be considered a mandatory benefit or salary for any purpose (including severance compensation) or otherwise normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments or any other right whatsoever. Further, Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Stock Option Agreement, the Option will be cancelled without entitlement to any Shares underlying the option if Participant incurs a Termination of Service for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal whether with cause or without cause (i.e. “despido improcedente” in case Participant is an employee of the Company), termination of employment resulting from a material modification of the terms of employment under Article 41 of the Workers’ Statute, termination of employment resulting from a relocation under Article 40 of the Workers’ Statute, termination of employment under the provisions set forth in Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985.
In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Option shall be null and void.
Exchange Control Information. Participant must declare the acquisition, ownership and disposition of Shares to the Dirección General de Comercio e Inversiones of the Ministry of Industry and Commerce and Tourism (the “DGCI”) within the following month to the date of acquisition of the Shares. This declaration is provided to the Ministry of Industry and Commerce and Tourism for statistical purposes only. Generally, the declaration must be made in January for Shares (and any other securities) owned as of December 31 of each year; however, if the
Appendix-9

value of the Shares acquired or disposed of or the amount of the sale proceeds exceeds certain thresholds, the declaration must be filed within one month of the acquisition or disposition, as applicable. Participant should consult Participant’s personal legal advisor for further information regarding Participant’s reporting obligations. In addition, Participant is required to electronically declare to the Bank of Spain any transactions performed with non-residents; and (ii) the balances of assets and liabilities, and any changes in those foreign positions including but not limited to any security accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior year or the balances of such accounts as of December 31 of the prior year exceeds EUR 1 million but are below EUR 100 million. Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, Participant may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. Participant should consult Participant’s personal legal advisor for further information regarding Participant’s exchange control reporting obligations.
Securities Law Information. The Option does not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Option. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering or prospectus.
Foreign Asset/Account Reporting Information. To the extent Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which you sell or dispose of such rights or assets), Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. Participant should consult with Participant’s personal tax advisor to ensure compliance with applicable reporting requirements.
Withholding.
(a)Whenever the Option is exercised, the Company or its relevant subsidiary that employs or engages Participant (the “Participant’s Employer”), if different, in accordance with the terms of the Plan, will comply with all applicable withholding tax and social security laws and regulations, and will be entitled to take any action necessary to fulfil its tax and social security obligations. Participant hereby agrees that the Company or Participant’s Employer, if different, may withhold Shares otherwise issuable upon the exercise of the Option, or a portion thereof, sufficient for the Company or Participant’s Employer to cover an amount required by law to be withheld or otherwise arising with respect to any
Appendix-10

taxable event arising as a result of any Option. The number of Shares which may be so withheld shall be limited to the number of Shares which have a Fair Market Value (as defined in the Plan, but in case the Common Stock is neither listed nor regularly quoted on a national market or other quotation system, it will be determined by the Administrator in a manner consistent with applicable tax laws), determined on the date when the amount of tax to be withheld is to be determined pursuant to the applicable law, no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for tax purposes, in accordance with the applicable laws, that are applicable to such taxable income (or such other amount as would not result in adverse financial accounting consequences for the Company or any of its subsidiaries).
(b)In their absolute discretion, the Company or Participant’s Employer may (i) withhold amounts from Participant’s wages in order to fulfil the Company or Participant’s Employer withholding tax obligations, or (ii) authorize Participant to satisfy the withholding amounts referred to above by means of a cash payment. Request for such cash payment shall be made in writing by Participant in a form acceptable to the Company and shall be subject to the following restrictions: (i) the election must be made on or prior to the date when the amount of tax to be withheld is to be determined pursuant to the applicable law; and (ii) once made, the election shall be irrevocable as to the particular Shares for which the election is made. Any adverse consequences for Participant arising in connection with the withholding procedures described above shall be the sole responsibility of Participant.
(c)Participant agrees to indemnify and keep indemnified the Company, any parent or subsidiary including Participant’s Employer from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by Participant from, the Option or the Shares which are the subject of the Option, (2) the transfer or issue of Shares to Participant on satisfaction of the Option or any other benefit on exercise of the Option, (3) any restrictions applicable to the Shares held by Participant ceasing to apply to those shares, or (4) the disposal of any Shares (each of those events referred to as a “Taxable Event”).
Spanish Language Provision. By signing and returning this Agreement, Participant confirms having read and understood the documents relating to the Plan and the Agreement which were provided to Participant in English language. Participant accepts the terms of those documents accordingly.
Data Protection: The Company will collect and process information relating to Spain-based Participants in accordance with the privacy notice which has been or will be provided to Participant separately.
Appendix-11

UNITED KINGDOM
[for employees only]
Definitions. The phrases “termination of service” or “termination of employment” as used in the Plan and the Agreement shall mean Participant’s Termination of Employment. For this purpose, “Termination of Employment” means the time when the employee-employer relationship between Participant and the Company or any subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
Participants. The Agreement as amended by this Appendix forms the rules of the employee share scheme applicable to the United Kingdom-based Participants of the Company and any subsidiaries. Only employees of the Company or any Subsidiary are eligible to be granted Options or be issued Shares under the Agreement. All awards granted to employees of the Company or any Subsidiary who are based in the United Kingdom will be granted on similar terms. Other Service Providers (including consultants or non-employee directors) who are not employees are not eligible to receive Options under the Agreement in the United Kingdom. The Agreement incorporates the terms of the Plan with the exception that reference to “Service Provider” when used in the Plan (as incorporated into this Agreement) and in the Agreement itself shall mean employee of the Company or any Subsidiary only and shall not include other persons providing services to the Company or any Subsidiary. Accordingly, all references in the Agreement to Participant’s “Service” or “Termination of Service” shall be interpreted as references to Participant’s employment or Termination of Employment.
Not a Contract of Employment. Nothing in the Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee of the Company or any of its subsidiaries and the grant of the Option does not form part of Participant’s entitlement to remuneration or benefits in terms of his employment with the Company or any subsidiary.
Tax and National Insurance Contributions Acknowledgment. Participant agrees that Participant is liable for the full amount of all U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, withholding tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to Participant, and including employee’s National Insurance contributions (“NICs”) and (at the discretion of the Company) employer’s NICs (or other similar obligations wherever in the world arising)) applicable to the taxable income resulting from the grant of the Option, the exercise of the Option, or the issuance of Shares (the “Tax-Related Items”) that is attributable to (1) the grant or settlement of, or any benefit derived by Participant from, the Option or the Shares which are the subject of the Option; (2) the transfer or issuance of Shares on the settlement of the Option; (3) any restrictions applicable to any Shares held by Participant ceasing to apply
Appendix-12

thereto; or (4) the disposal of any Shares (each a “Taxable Event”) and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or a Subsidiary or His Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or relevant authority). Participant also agrees to indemnify and keep indemnified the Company, any subsidiary and his/her employing company (the “Employer”) if different, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf that is attributable to a Taxable Event.
The Options cannot be settled until Participant has made such arrangements as the Company may require for the satisfaction of any Tax-Related Items that may arise in connection with the vesting and settlement of the Options and/or the acquisition of Shares by Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.
Participant undertakes that, upon request by the Company, he or she will (on or within 14 days of acquiring the Shares) join with his or her Employer in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired on exercise of the Option on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.
Participant agrees that if Participant does not pay or Participant’s Employer or the Company or a subsidiary does not withhold from Participant the full amount of all Tax-Related Items that Participant owes due to any Taxable Event within 90 days after the end of the tax year in which the Taxable Event occurred or such other period in Section 222(1)(c) of ITEPA, then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective 90 days after the end of the tax year in which the Taxable Event occurred. Participant agrees that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Participant by the Employer, by withholding in Shares issued upon vesting and exercise of the Option or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from Participant. Participant also authorizes the Company to delay the issuance of any Shares to Participant unless and until the loan is repaid in full.
Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply in case the indemnification is viewed as a loan. In the event that Participant is an officer or executive director and Tax-Related Items are not collected from or paid by Participant within 90 days of the end of the tax year in which the Taxable Event occurred, the amount of any uncollected Tax-Related Items may constitute a benefit to Participant on which additional income tax and NICs may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company
Appendix-13

and/or a subsidiary (as appropriate) for the value of NICs due on this additional benefit which the Company and/or a Subsidiary may collect by any of the means referred to in Section 10.5 of the Plan.
[for contractors only]
Tax and National Insurance Contributions Acknowledgment. Participant agrees that Participant is liable for the full amount of all U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, withholding tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to Participant, and including employee’s National Insurance contributions (“NICs”) and (at the discretion of the Company) employer’s NICs (or other similar obligations wherever in the world arising)) applicable to the taxable income resulting from the grant of the Option, the exercise of the Option, or the issuance of Shares (the “Tax-Related Items”) that is attributable to (1) the grant or settlement of, or any benefit derived by Participant from, the Option or the Shares which are the subject of the Option; (2) the transfer or issuance of Shares on the exercise of the Option; (3) any restrictions applicable to any Shares held by Participant ceasing to apply thereto; or (4) the disposal of any Shares (each a “Taxable Event”) and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or a Subsidiary or His Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or relevant authority). Participant also agrees to indemnify and keep indemnified the Company and/or the Employer of Record, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf that is attributable to a Taxable Event.
The Options cannot be settled until Participant has made such arrangements as the Company and/or Employer of Record may require for the satisfaction of any Tax-Related Items that may arise in connection with the vesting and exercise of the Options and/or the acquisition of Shares by Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.
Section 431 Election. Participant agrees, upon request by the Company and/or the Employer of Record (as applicable), and no later than 14 days after the issuance of the Option, to join with the Company and/or the Employer of Record in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Option acquired pursuant to this Agreement will be calculated as if the Option was not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Option.
Loan. Participant agrees that if Participant does not pay or the Employer of Record or the Company (as applicable) does not withhold from Participant the full amount of any Tax-Related Items within 90 days after the end of the tax year in which the Taxable Event occurred, or such other period specified in Section 222(1)(c) of ITEPA, then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer of Record or the Company (as applicable), effective 90 days after the end of the tax year in which the Taxable Event occurred. Participant agrees that the loan will bear interest at HMRC’s official rate and will be
Appendix-14

immediately due and repayable by Participant, and the Company and/or the Employer of Record (as applicable) may recover it at any time thereafter by: (i) withholding the funds from salary, bonus or any other funds due to Participant by the Company and/or the Employer of Record (as applicable); (ii) withholding from the Option or from the cash distributions payable in respect of the Option; or (iii) demanding cash or a cheque from Participant. Participant also authorizes the Company and/or the Employer of Record (as applicable) to delay the issuance of any payment or distribution made in connection with this Agreement unless and until the loan has been repaid in full. Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of Section 13(k) of the Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provisions will not apply. In the event that Participant is an officer or executive director and the tax liability is not collected from or paid by Participant within 90 days of the end of the tax year in with the Taxable Event occurred, the amount of any uncollected tax liability may constitute a benefit to Participant on which additional income tax and National Insurance contributions may be payable. Participant acknowledges that the Company and/or the Employer of Record (as applicable) may recover any such additional income tax and National Insurance contributions at any time thereafter by any of the means referred to in this Agreement.

Appendix-15

Exhibit 1 (for German Participants)
PRIVACY NOTICE
The entity responsible for processing your personal data (i.e., the “Controller”) for the purpose of allocating and sharing Awards as described in the This Agreement, dated [        ] 2026 (the “Grant Letter”) and the Plan is Neutron Holdings, Inc., having its registered office at 85 2nd Street, Suite 750, San Francisco, CA 94105, United States of America (the “Company”). The present privacy notice (the “Notice”) provides for information in relation to the processing of your personal data in this context.
1.WHAT PERSONAL DATA DOES THE COMPANY PROCESS ABOUT YOU?
a.Some of the personal data is collected directly from you. Other personal data is provided to the Company by other group companies.
b.The personal data the Company collects about you may include (i) identification data such as your name, address and telephone number, birthdate, social security/insurance number or other identification number, salary, nationality, (ii) job title, department, as well as related information, e.g., employee ID number, (iii) your bank account details, and (iv) details regarding your Awards and other information relating to the Plan and this Agreement.
c.The Company requires your personal data for business and accounting purposes. Refusal to provide personal data requested could lead to the impossibility for the Company to proceed with any matters relating to the Plan and the This Agreement, including the allocation, award and any payments relating to your awards.
2.HOW DOES THE COMPANY PROCESS YOUR PERSONAL DATA?
a.The Company processes your personal data only for legitimate purposes, including (i) to implement, administer and manage the Plan and the This Agreement and in order to proceed with the allocation, award and any payments relating to your awards, and (ii) to comply with accounting requirements.
b.The Company does not keep your personal data for longer than is necessary to fulfil the purposes above – unless statutory retention obligations and/or legitimate interests may require a longer storage. This may include the defense and assertion of legal claims.
c.No automated decision making or profiling is conducted in the context of the Plan and the This Agreement.
3.DOES THE COMPANY DISCLOSE YOUR PERSONAL DATA TO OTHER PARTIES?
a.The Company may disclose your personal data, where reasonably necessary and in accordance with applicable law for the purposes set out in clause 2 above, including to (i) other entities within the group, (ii) accountants, auditors, legal advisors, (iii) services providers such as payroll administrators and benefits advisors, and (iv) third parties to whom the Company is required to disclose information by law or regulatory requirement (including authorities and litigation counterparties).
b.If your personal data should be transferred to countries outside the European Union / the European Economic Area, the Company will apply appropriate safeguards to secure such transfers.
Appendix-16

4.WHAT RIGHTS DO YOU HAVE?
a.You have certain rights in relation to your personal data. Please note that these may vary depending on the right and circumstances of its assertion.
•the right to access your personal data and ask for a copy of your processed personal data;
•the right to have incomplete or inaccurate personal data corrected;
•the right to object to the use of your personal data, or to withdraw your consent (where processing is based on your prior consent);
•the right to restrict the use of your personal data;
•the right to require the Company to erase/delete your personal data;
•the right to receive personal data which you have provided to the Company in a structured, commonly used and machine-readable format and the right to transmit those data to another data controller;
•the right to lodge a complaint with the competent data protection authority.
b.If you wish to exercise any of these rights or have other questions about how the Company processes your personal data, you can access https://privacy.li.me/.
Appendix-17

NEUTRON HOLDINGS, INC.
2026 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Neutron Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2026 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), including any special provisions for Participant’s country of residence, if any, set forth in the Appendix for Participant’s Country (the “Country Provisions”), one share of Common Stock (“Share”). This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement, the Country Provisions (if applicable) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice, the Country Provisions and the Agreement.

Participant:	[__________________________]
Grant Date:	[__________________________]
Total Number of RSUs:	[_____________]
Vesting Commencement Date:	[_____________]
Vesting Schedule:	[_____________]
Termination:
If Participant experiences a Termination of Service, all RSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by Participant without payment of any consideration therefor.

Participant understands that the terms of this award of RSUs explicitly include the following (a “Sell to Cover”):
Upon vesting of the RSUs and issuance of the resulting Shares, the Company, on Participant’s behalf, will instruct the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover, the “Agent”) to sell that number of Shares determined in accordance with Section 2.6 of the Agreement as may be necessary to satisfy any resulting withholding tax obligations on the Company, and the Agent will remit the cash proceeds of such sale to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities.
If the Company uses an electronic capitalization table system (such as Shareworks, Certent, Fidelity or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic equity administration system and is considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs in such electronic equity administration system and the Participant’s signature below shall be deemed to have occurred by the Participant’s online acceptance of the RSUs through such electronic equity administration system.
By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice.

NEUTRON HOLDINGS, INC.:	PARTICIPANT:

PARTICIPANT:

By:	By:
Print Name:	Print Name:

Title:
Address:	Address:

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Neutron Holdings, Inc., a Delaware corporation (the “Company”), has granted to Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2026 Incentive Award Plan, as may be amended from time to time (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (a “Share”) upon vesting.
ARTICLE I.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice or the Plan and the Country Provisions, the terms of the Country Provisions shall control.
ARTICLE II.
GRANT OF RESTRICTED STOCK UNITS
2.1    Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan, this Agreement and the Country Provisions (if applicable), effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to Participant an award of RSUs under the Plan in consideration of Participant’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, subject to adjustments as provided in Article IX of the Plan.
2.2    Unsecured Obligation. Unless and until the RSUs have vested in the manner set forth in Article II hereof, Participant will have no right to receive Common Stock or other property under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
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2.3    Vesting Schedule. Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share). Notwithstanding the foregoing and the Grant Notice, but subject to Section 2.5 hereof, in the event of a Change in Control, the RSUs shall be treated pursuant to Section 9.2 and 9.3 of the Plan.
2.4    Consideration to the Company. In consideration of the grant of the award of RSUs pursuant hereto, Participant agrees to render faithful and efficient services to the Company and its Subsidiaries, as applicable.
2.5    Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon Participant’s Termination of Service for any or no reason, all Restricted Stock Units which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the date on which Participant incurs a Termination of Service shall thereafter become vested, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.
2.6    Issuance of Common Stock upon Vesting.
(a)    As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than March 15 of the calendar year immediately following the year in which such vesting date occurs (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares are not issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.
(b)    As set forth in Section 10.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable Tax-Related Items required by law to be withheld with respect to any taxable event arising in connection with the RSUs (using any
A-2

of the methods set forth in the Plan). The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares. By accepting this award of RSUs, Participant has agreed to satisfy any Tax-Related Items calculated at up to the maximum statutory tax rate, as determined by the Company. This Section 2.6(b) shall terminate not later than the date on which all tax withholding and obligations arising in connection with the vesting and issuance of the RSUs have been satisfied.
2.7    Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.
2.8    Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.
ARTICLE III.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.
3.2    Transferability. The RSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.
A-3

3.3    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that Participant is not relying on the Company for any tax advice.
3.4    Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5    Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.
3.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service (or similar non-U.S. entity).
3.7    Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.
3.8    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.9    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. By entering into this Agreement, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of
A-4

America, in each case located in the State of Delaware, for any action arising out of or relating to this Agreement and the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By entering into this Agreement, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Agreement in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By entering into this Agreement, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Agreement.
3.10    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
3.11    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
3.12    Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.13    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any
A-5

amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.14    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to commence or continue to serve as an Employee or other Service Provider or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the employment or services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.
3.15    Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the RSUs shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary who is the employer of Participant) or a Company plan pursuant to which Participant is eligible to participate, in each case, in accordance with the terms therein.
3.16    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.17    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and
A-6

rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
3.18    Rules Particular To Specific Countries.
(a)    Generally. Participant shall, if required by the Administrator, enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a Subsidiary’s) Tax-Related Items, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax, is transferred to and met by Participant.
(b)    Tax Indemnity. Participant shall indemnify and keep indemnified the Company and any of its subsidiaries from and against any Tax-Related Items.
3.19    Special Country Provisions for RSUs Granted to Participants. The RSUs shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of the RSUs, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on the RSUs and the Shares issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
*     *     *     *     *
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APPENDIX
TO
RESTRICTED STOCK UNIT AWARD AGREEMENT
Special Country Provisions for RSUs for Participants
This Appendix includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Restricted Stock Unit Agreement (the “Agreement”), Restricted Stock Unit Grant Notice to which the Agreement is attached and the Plan, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.
In accepting the RSUs, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c)all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;
(d)the grant of RSUs and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, or, if different, Participant’s employer, or any Subsidiary or parent or affiliate of the Company, and shall not interfere with the ability of the Company, the employer or any Subsidiary or parent or affiliate of the Company, as applicable, to provide for a termination of Participant’s service;
(e)Participant is voluntarily participating in the Plan;
(f)the RSUs and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
Appendix-1

(g)for labor law purposes, the RSUs and any Shares acquired under the Plan and the income and value of same are not part of normal or expected, wages, salary or other compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, any Subsidiary, Participant’s employer, its parent, or any affiliate of the Company;
(h)the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;
(i)the value of the Shares acquired upon vesting of the RSUs may increase or decrease in value;
(j)the RSUs and the Common Stock subject to the RSUs are not intended to replace any pension rights or compensation;
(k)neither the Company, the employer nor any parent, Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired pursuant to the RSUs; and
(l)nothing in the Plan or this Agreement shall give the Participant any rights to compensation or damages including, without limitation, for any loss or potential loss that the Participant may suffer by reason of the cancellation and forfeiture of the RSUs as a result of the Participant’s Termination of Service including where any termination is subsequently held to be wrongful or unfair.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Agreement (of which this Appendix is a part), the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.
Appendix-2

General Provisions
Data Privacy. Participant acknowledges and agrees to the data privacy provisions set forth in Section 11.8 of the Plan.
Notifications. This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of [____] 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or Shares acquired under the Plan are sold. In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently residing or working, the information contained herein may not be applicable to Participant.
English Language. By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicably to his or her country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Currency. Participant understands that, any amounts related to the RSUs will be denominated in U.S. dollars and will be converted to any local currency using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company. Participant understands and agrees that neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs, or of any amounts due to Participant or as a result of the subsequent sale of any Shares acquired under the RSUs.
Foreign Asset/Account Reporting; Exchange Controls. Participant’s country of residence may have certain foreign asset and/or account reporting or exchange control requirements which may affect his or her ability to acquire or hold Shares under the Agreement or cash received (including proceeds arising from the sale of Shares) in a brokerage or bank account outside
Appendix-3

Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his/her participation in the Plan to his or her country through a designated broker or bank and/or within a certain time after receipt. Participant is responsible for ensuring compliance with such regulations and should consult with his or her personal legal advisor for any details.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the RSUs or sale of Shares acquired upon settlement of the RSUs. Participant should consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the Agreement before taking any action related to the RSUs or the Shares.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant, on the RSUs and/or any Shares issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
AUSTRALIA
Notifications
Securities Law Information. The offer of the Award is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction may file the report. If there is no Australian bank involved in the transfer, Participant will have to file the report. Participant should consult with Participant’s personal advisor to ensure that Participant is properly complying with applicable reporting requirements in Australia.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).
Appendix-4

AUSTRIA
Notifications
Exchange Control Information. If Participant holds securities (including shares of Common Stock acquired under the Plan) or cash (including proceeds from the sale of shares of Common Stock) outside of Austria, Participant may be required to submit reports to the Austrian National Bank on an annual or quarterly basis. If the value of the shares meets or exceeds a certain threshold (currently €5,000,000), Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter.
When Participant sells shares of Common Stock acquired under the Plan or receive a cash dividend, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all of Participant’s cash accounts abroad equals or exceeds a certain threshold (currently €10 million), the movements and balances of all accounts (as of the last day of the month) must be reported monthly by the 15th day of the following month, on the prescribed forms.
BELGIUM
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any security or bank account (including brokerage accounts) they maintain outside of Belgium on their annual tax return. The first time Belgian residents report the foreign security and/or bank account on their annual tax return, they must also provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will not apply when the Restricted Stock Units vest, but likely will apply when shares of Common Stock are sold. Participant should consult with a personal tax or financial advisor for additional details on Participant’s obligations with respect to the stock exchange tax.
Annual Securities Account Tax Information. An annual securities accounts tax may apply on the value of qualifying securities held in a Belgian or foreign securities account. The tax will not apply unless the total average value of securities Participant holds in such an account exceeds an average of a certain threshold (currently, €1 million) on four reference dates within the
Appendix-5

relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations may apply, depending on whether the securities account is held with a Belgian or foreign financial institution. Participant should consult Participant’s personal tax advisor for more information regarding Participant’s annual securities accounts tax payment obligations.
BULGARIA
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Restricted Stock Unit Agreement and the Special Country Provisions for RSUs for Participants to the contrary, any vested RSUs and dividend equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to the Shares subject to such RSUs and dividend equivalents (using the closing price per Share on the Nasdaq Stock Market (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of settlement). Any references to the issuance of Shares in any documents related to RSUs shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle RSUs and/or dividend equivalents in Shares, in its discretion.
Notifications
Exchange Control Information. The Participant may be required to report annually to the Bulgarian National Bank, as of March 31 of each year, details of the Participant’s receivables in bank accounts held abroad as well as the Participant’s securities held abroad if the aggregate value of such receivables and securities is equal to or exceeds BGN 50,000 as of December 31 of the previous calendar year.
CANADA
Award. The following provision replaces Section 2.1 of the Agreement:
2.1    Award of RSUs. The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested. For certainty, RSUs are granted in respect of the Participant’s service with the Company in the year that coincides with the Grant Date, and not in respect of any previous year.
Settlement. The following provision supplements Section 2.6 of the Agreement:
Appendix-6

(a)    RSUs will be paid in Shares or cash at the Company’s option, and any dividend equivalents in respect of such RSUs will be paid in Shares, in each case as soon as administratively practicable after the vesting of the applicable RSUs, but in no event any later than the earlier of the following dates: (i) sixty (60) days after the date on which such RSUs vest, and (ii) December 31st of the third year following the Grant Date.
Nature of Grant. The following provisions replace Section 1(h) and 1(k) of Appendix A:
(h) except as explicitly and minimally required under applicable legislation, the RSUs, the Dividend Equivalents and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(k)     except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the RSUs or Dividend Equivalents resulting from Participant ceasing to provide employment or other services to the Company or any Subsidiary (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any) and/or (ii) the forfeiture or cancellation of the RSUs or Dividend Equivalents and/or recoupment of any Shares, cash, or other benefits acquired under the Plan resulting from the application of any recoupment or compensation recovery policy the Company may adopt and/or amend from time to time, or any other policy of the Company or any Subsidiary that provides for forfeiture, disgorgement or clawback with respect to incentive compensation, or as required by applicable laws, rules, regulations or stock exchange listing standards;
The following provision replaces Section 2.5 of the Agreement:
In the event of Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of any Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), Participant’s right to participate in the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed by, or actively providing services to, the Company or a Subsidiary (the “Termination Date”). Unless explicitly required by applicable legislation, the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Subject to Applicable Laws, the Administrator shall have the exclusive discretion to determine when Participant is no longer
Appendix-7

actively providing services for purposes of Participant’s participation in the Plan. Participant will not earn or be entitled to any grants or pro-rated vesting (including whether Participant may still be considered to be providing services while on a leave of absence) for that period of time after the Termination Date, nor will Participant be entitled to any compensation or damages in lieu of lost vesting or grants, and Participant waives their rights to any such compensation, damages or entitlements.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant acknowledges that Participant’s right to vest in the RSUs, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will Participant be entitled to any compensation for lost vesting if the vesting date falls after the end of the statutory notice period. For the sake of clarity, any reference to the date of Participant’s Termination of Service (or any similar concept) under the Agreement or the Plan will be interpreted to mean the Termination Date.
Notifications
Securities Law Information. Participant is permitted to sell Shares acquired through the Plan through the Broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the
Foreign Asset/Account Reporting Information. Participant is required to report any foreign specified property, including Shares and rights to receive Shares (e.g., RSUs), annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD 100,000 at any time during the year. Thus, RSUs must be reported - generally at a nil cost - if the CAD 100,000 cost threshold is exceeded because of other foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. The Form T1135 generally must be filed by April 30 of the following year. Participant understands and agrees that Participant should consult with a personal legal advisor to ensure compliance with applicable reporting obligations.
Appendix-8

CHILE
Notifications
Securities Law Information. The offer of the Award constitutes a private offering in Chile effective as of the Grant Date. The offer of the Award is made subject to General Ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Award is not registered in Chile, the Company is not required to provide information about the Award or shares of Common Stock in Chile. Unless the Award and/or the shares of Common Stock are registered at the corresponding registries of the CMF, a public offering of such securities cannot be made in Chile.
Información Bajo la Ley de Mercado de Valores. Esta oferta del Otorgamiento constituye una oferta privada en Chile efectiva a partir de la Fecha de la Concesión (Grant Date, según se define en este documento). Esta oferta del Otorgamiento es realizada conforme a las disposiciones de la Norma de Carácter General No. 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). La oferta se refiere a valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros de la CMF y, por lo tanto, tales valores no están sujetos a la fiscalización de ésta. Dado que el Otorgamiento no está registrado en Chile, no se requiere que la Compañía provea información sobre el referido Otorgamiento o las Acciones Ordinarias (shares of Common Stock, según se define en este documento) en Chile. A menos que el Otorgamiento y/o las Acciones Ordinarias estén registradas con la CMF, una oferta pública de tales valores no puede hacerse en Chile.
Exchange Control and Tax Information. Participant is not required to repatriate proceeds obtained from the sale of shares of Common Stock or from dividends to Chile; however, if Participant decides to repatriate proceeds from the sale of shares of Common Stock and/or dividends and the amount of the proceeds to be repatriated exceeds a certain threshold (currently, US$10,000), Participant must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). In such case, Participant must report the payment to the commercial bank or registered foreign exchange office receiving the funds.
Further, if the value of Participant’s aggregate investments held outside of Chile exceeds a certain threshold (currently, US$5,000,000) (including the value of shares of Common Stock acquired under the Plan), Participant must report the status of such investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
Foreign Asset/Account Reporting Information. Chilean taxpayers are required to inform the Chilean Internal Revenue Service (the “CIRS”) annually of (i) the results of investments held
Appendix-9

abroad and (ii) any taxes paid abroad which will be used as credit against Chilean income tax. The Form 1929 disclosing this information must be submitted electronically through the CIRS website (www.sii.cl) in accordance with applicable deadlines each year. Chilean taxpayers who fail to meet these requirements may be ineligible to receive certain foreign tax credits.
CHINA
Terms and Conditions
The following provisions govern participation in the Plan if Participant is subject to exchange control regulations in the People’s Republic of China (“China”), as determined by the Company in its sole discretion:
Mandatory Sale Restriction. This provision supplements the Appendix of the Restricted Stock Unit Agreement.
Due to local regulatory requirements, Participant agrees that the Company may force the sale of any shares of Common Stock to be issued to Participant upon settlement of the Award. The sale may occur (i) immediately upon vesting, (ii) following Participant’s Termination of Service, (iii) following the transfer to another Subsidiary outside of China, or (iv) within any other timeframe the Company determines to be necessary or advisable to comply with local regulatory requirements. Participant agrees that Participant must maintain any shares of Common Stock acquired under the Plan in an account at a broker designated by the Company (“Designated Account”). All such shares of Common Stock deposited in the Designated Account cannot be transferred out of that Designated Account. Within three (3) months after Participant’s Termination of Service for any reason (or such other period as determined by the Company in its sole discretion), Participant must sell all shares of Common Stock acquired under the Plan. The Company will direct the automatic sale of any such shares of Common Stock remaining in the Designated Account at the expiration of this three (3) month period (or such other period as determined by the Company in its sole discretion).
Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such shares of Common Stock. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. Participant agrees that if Participant sells shares of Common Stock that Participant acquires under the Plan, the repatriation requirements described below shall apply.
Appendix-10

If Participant transfers to a Subsidiary in China or transfers from a Subsidiary in China to another Subsidiary outside of China, Participant may become or remain subject to the requirements set forth in this Addendum, as determined by the Company in its sole discretion. The Company reserves the right to suspend Participant’s participation in the Plan or take such other measures as it deems necessary or advisable to comply with local regulations.
Exchange Control Requirements. Participant understands and agrees that Participant’s participation in the Plan and the vesting of Awards is subject to the continued registration and compliance of the Plan with applicable exchange control regulations in China. If the registration of the Plan lapses or the Company determines, in its discretion, that the Award cannot vest due to regulatory restrictions, Participant agrees that Participant’s participation in the Plan may be suspended, terminated or otherwise modified to ensure compliance with applicable laws and regulations.
Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the mandatory sale of the shares of Common Stock issued upon vesting of the Award as well as any cash dividends paid on such shares of Common Stock to China. Participant further understands that, under local law, such repatriation of cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Employer or any other Subsidiary, and Participant hereby consents and agrees that any proceeds from the sale of any shares of Common Stock issued upon vesting of the Award as well as any cash dividends paid on such shares of Common Stock may be transferred to such special account prior to being delivered to Participant. Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Finally, Participant understands and agrees that the Company is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold or dividends are paid and the time the cash proceeds are distributed to Participant through the special account described above.
Appendix-11

CZECH REPUBLIC
Notifications
Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the Award and the opening and maintenance of a foreign account. Such notification will be required if the aggregate value of Participant’s foreign direct investments reaches a certain threshold (currently, CZK 2,500,000) or more, Participant has a certain threshold of foreign financial assets, or Participant is specifically requested to do so by the Czech National Bank. However, because exchange control regulations may change without notice, Participant should consult Participant’s personal legal advisor prior to the settlement of the Award to ensure compliance with current regulations. It is Participant’s responsibility to comply with applicable Czech exchange control laws.
DENMARK
Terms and Conditions
Danish Stock Option Act. By participating in the Plan, Participant acknowledges that Participant has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”).
The Act applies only to “employees” as that term is defined in Section 2 of the Act. If Participant is a member of the registered management of a Subsidiary in Denmark or otherwise does not satisfy the definition of employee, Participant is not subject to the Act and the Employer Statement will not apply to Participant.
Further, the Act has been revised with effect from 1 January 2019. As a result of the amendments, the termination provisions under the Plan and the Agreement will apply for any Awards granted after 1 January 2019. The relevant termination provisions are detailed in the Plan, the Agreement and the Employer Statement.
Notifications
Foreign Asset/Account Reporting Information. If Participant establishes a foreign bank or brokerage account, Participant must report the deposits and shares of Common Stock held in such foreign bank or brokerage account in Participant’s tax return under the section on foreign affairs and income. The form which should be used in this respect can be obtained from a local bank.
Appendix-12

FRANCE
Terms and Conditions
Language Consent. In accepting the RSUs, Participant confirms having read and understood the documents relating to the RSUs (the Plan and this Agreement), which were provided in English. Participant accepts the terms of these documents accordingly.
Consentement relatif à la langue utilisée. En acceptant le Unités Stock Restreintes, le Participant confirme avoir lu et compris les documents relatifs aux le Unités Stock Restreintes (le Plan et la présente Convention), qui ont été fournis en anglais. Le Participant accepte les termes de ces documents en conséquence.
Notifications
Non-Qualified Nature of Award. The Award granted pursuant to the Agreement is not intended to be “French-qualified” and is ineligible for specific tax and/or social security treatment in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount (currently €10,000). Participant should consult with Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations Participant may have in connection with Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information. French residents must report annually any shares and bank accounts held outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with Participant’s personal income tax return. Failure to report triggers a significant penalty. Participant should consult with Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations Participant may have in connection with Participant’s participation in the Plan.
GERMANY
Terms and Conditions
Tax Obligations. The following provision supplements Section 3.3 of the Agreement:
Each Participant who is either (a) resident for tax purposes in Germany or (b) otherwise subject to German income tax and/or social security contributions (the “German Participant”) in
Appendix-13

respect of earnings received from the Company or any of its affiliates being the Participant’s employing entity (the “Employer”), if different shall notify the Employer of their participation in the Plan and any grant, exercise, vesting, issuance or payment under the Plan.
The German Participant shall indemnify and hold harmless the Employer from and against any liability for or obligation to pay any Tax Liability arising in connection with the German Participant’s participation in the Plan.
The Employer shall have the authority and the right to deduct or withhold or require the German Participant to remit to the Employer, an amount sufficient to satisfy any Tax Liability required to be withheld and/or paid including, without limitation, the authority to deduct such amount from other compensation payable to the German Participant by the Employer.
„Tax Liability“ shall be any liability for income tax, wage tax, solidarity surcharge, employee share of social security contributions, church tax, VAT and any other service or employment related taxes (as applicable), and in this regard also the German Participant’s portions arising as a result of the Plan. Whenever Awards are granted or paid, the Company or the Employer shall notify the German Participant of the amount of Tax Liability, if any, which must be withheld by the Employer under applicable tax laws. For the purposes of withholding, fair market value shall be determined under applicable German law and its interpretation by the German tax authorities.
The German Participant understands that they may suffer adverse tax consequences as a result of the Awards which may exceed the amount, if any, actually withheld by the Company or the Employer. Neither the Company nor the Employer or any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the granting, vesting, exercise, issuance or payment of Awards. The Company, the Employer and the Subsidiaries do not commit and are under no obligation to structure any Awards to reduce or eliminate the German Participant’s Tax Liability. The German Participant represents that the German Participant has had the opportunity to consult with any tax consultants the German Participant deems advisable in connection with the Awards and that the German Participant is not relying on the Company or the Employer for any tax advice. The German Participant is relying solely on such advisors and not on any statements or representations of the Company, the German Participant’s Employer or any of their agents.
Labor Law Acknowledgment. The German Participant acknowledges that (i) any Awards granted pursuant to the Plan are discretionary, (ii) the Plan and any supplementary agreements are not a part of the terms and conditions of the German Participant’s employment with the Employer and (iii) the income from the Awards, if any, is not part of the German Participant’s entitlement to remuneration from the Employer and is not to be considered in valuing employment benefits
Appendix-14

or severance payable in the event of the termination of the German Participant’s employment with the Employer.
Notifications
Exchange Control Information. Cross-border payments in connection with the sale of securities in excess of EUR 12,500 must be reported monthly by accessing the electronic General Statistics Reporting Portal (Allgemeines Meldeportal Statistik) via the Bundesbank’s website (www.bundesbank.de). In addition, Participant may be required to report the acquisition of securities if the value of the securities acquired exceeds EUR 12,500 to the Bundesbank via email or telephone.
Foreign Asset/Account Reporting Information. German residents must notify their local tax office of the acquisition of Shares when they file their personal income tax returns for the relevant year if the value of the Shares acquired exceeds EUR 150,000 or in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Shares outstanding. However, if the Shares are listed on a recognized U.S. stock exchange and Participant owns less than 1% of the total Stock, this requirement will not apply even if Shares with a value exceeding EUR 150,000 are acquired. Participant should consult with Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations Participant may have in connection with Participant’s participation in the Plan.
Insider Trading. By accepting the Awards, the German Participant acknowledges that they may be subject to insider trading rules, which may affect the sale of shares acquired upon under the Plan. German securities laws prohibit insider trading according to Article 14 of the Market Abuse Regulation (VO (EU) 596/2014) if the shares are traded, admitted or for which admission on trading has been requested on a trading venue in the European Union.
Data Protection. This provision replaces the section of the Appendix incorporating Section 11.8 of the Plan (“Data Privacy”), which shall be disregarded in its entirety. The Company acts as controller in relation to the personal data which may be shared by the German Participant under the Plan, the Agreement and this Appendix. Such personal data will be processed in compliance with applicable data protection laws, in particular the EU General Data Protection Regulation (EU) 2016/679 (“GDPR”). The Company independently determines the purposes and means for which personal data is processed under the Plan. To perform the Plan and to comply with the provisions therein and statutory retention obligations, the Company must collect, store, and otherwise process certain personal data of the German Participant (e.g. including, name contact details, and bank account details). Further information about the processing of personal data is set out in the privacy notice attached hereto as Exhibit 1. For any eligible Participants located in Germany who sign a declaration of consent as provided by
Appendix-15

the Company, the Company or any subsidiary collects and processes personal data related to the Plan based on Participant’s consent.
GREECE
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Restricted Stock Unit Agreement and the Special Country Provisions for RSUs to the contrary, any vested RSUs and dividend equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to the Shares subject to such RSUs and dividend equivalents (using the closing price per Share on the Nasdaq Stock Market (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of settlement). Any references to the issuance of Shares in any documents related to RSUs shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle RSUs and/or dividend equivalents in Shares, in its discretion.
HUNGARY
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Restricted Stock Unit Agreement and the Special Country Provisions for RSUs to the contrary, any vested RSUs and dividend equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to the Shares subject to such RSUs and dividend equivalents (using the closing price per Share on the Nasdaq Stock Market (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of settlement). Any references to the issuance of Shares in any documents related to RSUs shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle RSUs and/or dividend equivalents in Shares, in its discretion.
IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors and secretaries of an Irish Subsidiary must notify the Irish Subsidiary in writing upon (i) receiving or disposing of an interest in the Company (e.g., Awards granted under the Plan, shares of Common Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time, in each case if the interest represents more than 1% of the Company. This notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).
Appendix-16

ISRAEL
Terms and Conditions
The following provision applies to Participant if Participant is in Israel on the Grant Date.
Trust Arrangement. Participant understands and agrees that the Award is offered subject to and in accordance with the terms of the Plan and the Agreement. Participant understands that the Award shall be allocated under the provisions of the track referred to as the “Capital Gain Route,” according to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance (the “Ordinance”) and shall be held by the trustee for the periods stated in Section 102. Notwithstanding the foregoing, by accepting the grant of the Restricted Stock Units, Participant acknowledges that the Company cannot guarantee or represent that the tax treatment under Section 102 of the Ordinance will apply to the Restricted Stock Units.
By accepting the grant of Restricted Stock Units, Participant confirms that Participant is familiar with the terms and provisions of Section 102 of the Ordinance, particularly the following restrictions that are included under Section 102 of the Ordinance and which have to be complied with in order to benefit from the provisions of the Capital Gains Route:
(1)Participant’s Awards and the shares of Common Stock issued under such Awards will be held in trust for a period determined in Section 102 under the “Capital Gains Route” (the “Lock-up Period”) (currently two years from the date on which the Awards were granted to Participant).
(2)During the Lock Up Period Participant cannot sell, pledge, release from trust or otherwise perform any transaction (other than exercise of an option) in connection with the Awards or Common Stock granted to Participant.
Provided that all conditions set by the Ordinance under the “Capital Gains Route” are met, including the above conditions, Participant will, in general, be taxed upon the sale of the Common Stock at capital gains rates (currently 25%). However, a portion of Participant’s gain, equal to the difference between the fair market value of the Common Stock upon grant (which will be calculated based on the average stock price during 30 consecutive trading days prior to the grant or as otherwise determined by the Israeli Tax Authority) and the price Participant is required to pay (if any) for such Common Stock, will be considered employment income and will be subject to tax at Participant’s marginal income tax rate (including any applicable social security and health tax).
If Participant sells Participant’s shares of Common Stock, or release the Awards or shares of Common Stock from trust, before the end of the Lock-up Period, Participant will immediately
Appendix-17

be subject to income tax on the whole taxable amount, at Participant’s marginal income tax rate, and will be also required to pay social security and health tax contributions on all of this income.
Further, by accepting the grant of Restricted Stock Units, Participant expresses Participant’s acceptance and confirmation of the following terms:
(1)Participant undertakes to comply with all the terms and conditions set under Section 102 of the Ordinance with regard to the “Capital Gains Route” and the applicable regulations.
(2)Participant has read and understand the Plan and Agreement and received all the clarifications and explanations that Participant has requested, if any.
(3)Participant has had the opportunity to obtain the advice of counsel prior to accepting the grant of Restricted Stock Units. Participant is familiar with and understands the provisions of Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gains Route” in particular, and agrees to comply with such provisions, as amended from time to time.
(4)Participant agrees that Awards granted to Participant, and the shares of Common Stock that may be derived from such Awards, will be held or controlled by a trustee for at least the duration of the Lock-up Period, as determined in Section 102 under the “Capital Gain Route” (currently two years from the date in which the Awards were granted).
(5)Participant agrees to the trust deed signed between the Company, Participant’s Employer and the trustee and agree to bear any fees associated with any exercise, sale, transfer or any act in relation to the Awards.
(6)Participant understands that any release of such Awards or shares of Common Stock from trust, or any sale of shares of Common Stock prior to the termination of the Lock-up Period, will result in taxation at Participant’s marginal tax rate, in addition to deductions of applicable social security and health tax contributions.
(7)Participant authorizes the Company and/or Participant’s Employer to provide the trustee with any information required for the purpose of administrating the grant of the Awards, including without limitation information about Participant’s Awards, income tax rates, salary bank account, contact details and identification number.
(8)Participant declares that Participant is a resident of the state of Israel for tax purposes and agrees to notify the Company upon any change in the residence address. Participant acknowledges that if Participant ceases to be an Israeli resident or if Participant’s engagement with the Company or any Subsidiary is terminated, the Awards and underlying shares of Common Stock shall remain subject to Section 102, the trust agreement, the Plan and the Agreement.
Appendix-18

The following provision applies to Participant if Participant transfers into Israel after the Grant Date.
Settlement. The following provision supplements Section 2.6 of the Restricted Stock Unit Award Agreement.
At the discretion of the Company, Participant may be subject to an immediate forced sale restriction, pursuant to which all shares of Common Stock acquired at vesting will be immediately sold and Participant will receive the sale proceeds less Tax-Related Items and applicable broker fees and commissions. In this case, Participant will not be entitled to hold any shares of Common Stock acquired at vesting.
Notifications
Securities Law Information. An exemption from filing a prospectus in relation to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available from equity@li.me.
ITALY
Terms and Conditions
Plan Document Acknowledgment. By accepting the grant of the Restricted Stock Units, Participant acknowledges that Participant has received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Participant further acknowledges that Participant has read and specifically and expressly approves the Sections of the Agreement addressing (i) withholding obligations and responsibility for taxes, (ii) nature of grant, (iii) compliance with law, (iv) transferability, (v) governing law and venue, and (vi) data privacy provisions.
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy (or who are the beneficial owners of such an investment or asset even if not directly holding the investment or asset), are required to report such investments or assets on the annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if not required to file a tax return).
Appendix-19

Foreign Financial Asset Tax Notification. The value of any shares of Common Stock (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax. The taxable amount is equal to the fair market value of the shares of Common Stock on December 31 or on the last day the shares of Common Stock were held (the tax is levied in proportion to the number of days the shares of Common Stock were held over the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. The value of financial assets held abroad must be reported in Form RM of the annual tax return. Participant should consult Participant’s personal tax advisor for additional information about the foreign financial assets tax.
JAPAN
Notifications
Foreign Asset/Account Reporting Information. Japanese residents are required to report to the Tax Office details of any assets held outside Japan (e.g., shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding a certain threshold (currently, ¥50,000,000) as of December 31 each year. Participant should consult with Participant’s personal tax advisor to ensure that Participant is properly complying with applicable reporting requirements in Japan.
MALAYSIA
Terms and Conditions
DATA PRIVACY. THIS PROVISION REPLACES IN ITS ENTIRETY SECTION 11.8 OF THE PLAN AND IS DIRECTED AT PLAN PARTICIPANTS:
YOU HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF YOUR PERSONAL DATA AS DESCRIBED IN THIS AGREEMENT AND ANY OTHER AWARD GRANT MATERIALS BY AND AMONG, AS APPLICABLE, THE EMPLOYER, THE COMPANY AND ANY OTHER SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding
Appendix-20

in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Data is supplied by the Company and also by you through information collected in connection with the Agreement and the Plan.
You understand that Data will be transferred to E*TRADE from Morgan Stanley or such other third-party service providers as may be selected by the Company in the future, which assist the Company with the implementation, administration and management of the Plan. Such third-party service providers may include the Company’s outside legal counsel as well as the Company’s auditor. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative, [Insert Contact Information]. You authorize the Company, E*TRADE from Morgan Stanley and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom any shares of Common Stock acquired under the Plan may be deposited. Further, you understand that Data may be transferred to governmental authorities if the Company or your Employer determine that such transfer is necessary or advisable for purposes of complying with Applicable Laws.
You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data, limit the processing of Data or refuse or withdraw the consents herein, in any case without cost, by contacting your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Appendix-21

Privasi Data. Peruntukan ini menggantikan Seksyen 11.8 Terma-terma dan Syarat-syarat untuk peserta-peserta bukan-U.S. secara keseluruhannya:
Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang diterangkan dalam Perjanjian ini dan apa-apa bahan pemberian Anugerah yang lain oleh dan di antara, seperti yang berkenaan, Majikan, Syarikat dan mana-mana Ahli Gabungan lain untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan.
Anda memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, nombor insurans sosial, pasport atau nombor pengenalan lain (seperti, nombor pendaftaran penduduk tetap atau nombor kad pengenalan), gaji, kewarganegaraan, jawatan, apa-apa syer Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Anugerah atau apa-apa hak lain atas syer Saham Biasa atau faedah bersamaan yang dianugerahkan, dibatalkan, dibeli, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Data tersebut dibekalkan oleh Syarikat dan juga oleh anda melalui maklumat yang dikumpul berkaitan dengan Perjanjian dan Pelan.
Anda memahami bahawa Data ini akan dipindahkan kepada E*TRADE daripada Morgan Stanley atau pembekal perkhidmatan pihak ketiga lain yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Pembekal perkhidmatan pihak ketiga tersebut mungkin termasuk penasihat undang-undang luar Syarikat serta juruaudit Syarikat. Anda memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau mana-mana tempat lain, dan bahawa negara penerima-penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda memahami bahawa anda boleh meminta satu senarai yang mengandungi nama-nama dan alamat-alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan anda, iaitu [Insert HR contact]. Anda memberi kuasa kepada Syarikat, E*TRADE daripada Morgan Stanley dan mana-mana penerima-penerima lain yang mungkin membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal melaksanakan, mentadbir dan menguruskan penyertaan anda di dalam Pelan, termasuk apa-apa pemindahan Data yang dikehendaki kepada broker, egen eskrow atau pihak ketiga dengan siapa sebarang syer Saham Biasa yang dibeli di bawah Pelan
Appendix-22

boleh didepositkan. Selanjutnya, anda memahami bahawa Data boleh dipindahkan kepada pihak berkuasa kerajaan jika Syarikat atau Majikan anda menentukan bahawa pemindahan tersebut diperlukan atau dinasihatkan untuk tujuan mematuhi Undang-undang Terpakai.
Anda memahami bahawa Data hanya akan disimpan selagi ia adalah diperlukan untuk melaksanakan, mentadbir, dan menguruskan penyertaan anda dalam Pelan. Anda memahami bahawa anda boleh, pada bila-bila masa, melihat Data, meminta maklumat mengenai penyimpanan dan pemprosesan Data, meminta mana-mana pindaan yang perlu ke atas Data, mengehadkan pemprosesan Data, atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa kos, dengan menghubungi wakil sumber manusia tempatan. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela semata-mata. Sekiranya anda tidak bersetuju, atau sekiranya anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan anda dengan Syarikat tidak akan terjejas; satu-satunya akibat sekiranya anda tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan anda Unit Saham atau anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lebih lanjut mengenai akibat-akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan.
Notifications
Director Notification Obligation. If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., an Award under the Plan or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
NETHERLANDS
No country-specific provisions apply.
NEW ZEALAND
Notifications
Securities Law Information. Warning: This is an offer of Restricted Stock Units, which upon vesting and settlement in accordance with the terms of the Plan and this Agreement, will be converted into shares of Common Stock. Restricted Stock Units give Participant a stake in the
Appendix-23

ownership of the Company. Participant may receive a return if dividends are paid on the shares of Common Stock.
If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors have been paid. Participant may lose some or all of Participant’s investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.
Participant should ask questions, read all documents carefully, and seek independent financial advice.
In addition, Participant is hereby notified that the documents listed below are available for review on the Company’s “Investor Relations” website at [ ], in Participant’s online E*TRADE account and on the Company’s internal website at [ ]:
(i)    this Agreement which together with the Plan sets forth the terms and conditions of participation in the Plan;
(ii)    a copy of the Company’s most recent annual report (i.e., Form 10-K);
(iii)     a copy of the Company’s most recent published financial statements;
(iv)    a copy of the Plan; and
(v)    a copy of the Plan Prospectus.
A copy of the above documents will be sent to Participant free of charge on written request to equity@li.me.
As noted above, Participant is advised to carefully read the materials provided before making a decision whether to participate in the Plan. Participant is also encouraged to contact Participant’s tax advisor for specific information concerning Participant’s personal tax situation with regard to Plan participation.
Appendix-24

POLAND
Notifications
Exchange Control Information. Polish residents holding cash and foreign securities (including shares of Common Stock) in bank or brokerage accounts outside of Poland must report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds a certain threshold (currently, PLN 7 million). If required, such reports must be filed on special forms available on the website of the National Bank of Poland. Participant should consult with Participant’s personal legal advisor to determine whether Participant will be required to submit reports to the National Bank of Poland.
Further, any transfer of funds in excess of a certain threshold (currently, €15,000, or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) into or out of Poland must be effected through a bank account in Poland. All documents connected with any foreign exchange transactions must be retained for a period of five years from the end of the year in which the transaction occurred.
PORTUGAL
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Restricted Stock Unit Agreement and Special Country Provisions for RSUs to the contrary, any vested RSUs and dividend equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to the Shares subject to such RSUs and dividend equivalents (using the closing price per Share on the Nasdaq Stock Market (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of settlement). Any references to the issuance of Shares in any documents related to RSUs shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle RSUs and/or dividend equivalents in Shares, in its discretion.
Consent to Receive Information in English. Participant hereby expressly declares that the Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.
Conhecimento da Lingua. Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
Appendix-25

ROMANIA
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Restricted Stock Unit Agreement and the Special Country Provisions for RSUs to the contrary, any vested RSUs and dividend equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to the Shares subject to such RSUs and dividend equivalents (using the closing price per Share on the Nasdaq Stock Market (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of settlement). Any references to the issuance of Shares in any documents related to RSUs shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle RSUs and/or dividend equivalents in Shares, in its discretion.
Notifications
Exchange Control Information. If the Participant deposits the proceeds from settlement of the RSUs in a bank account in Romania, the Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. The Participant should consult the Participant’s personal advisor to determine whether the Participant will be required to submit such documentation to the Romanian bank.
SPAIN
Terms and Conditions
Labor Law Acknowledgment.
By accepting the RSUs, Participant consents to participate in the Plan and acknowledges that Participant has received a copy of the Plan.
Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the RSUs under the Plan to individuals who may be Employees, Consultants, Directors, or Non-Employee Directors of the Company or any parent, Subsidiary or affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any parent, Subsidiary or affiliate. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and the Shares issued upon settlement of the RSUs shall not become a part of any employment or service agreement (either with the Company or any parent, Subsidiary or affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Appendix-26

As a condition of the grant of the RSUs, unless otherwise provided by the Company or in the Agreement, Participant’s Termination of Service will generally automatically result in the forfeiture and loss of the Shares subject to the unvested portion of the RSUs. In particular, and without limitation to the provisions of the Plan, Participant understands and agrees that any unvested portion of the RSUs as of the date of Participant’s Termination of Service will be cancelled without entitlement to the underlying Shares or to any amount as indemnification if Participant terminates Service by reason of, including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, and/or Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.
Finally, Participant understands that the grant of the RSUs would not be made to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs shall be null and void.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement and the Plan have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of these documents constitutes a public offering prospectus.
Exchange Control Information. Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed EUR 1,000,000.
SWEDEN
Responsibility for Taxes. The following provision supplements the Special Country Provisions for RSUs:
Without limiting the Company and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in the Agreement or the Special Country Provisions for RSUs, by accepting the grant of the Restricted Stock Units, Participant authorizes
Appendix-27

the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to Participant upon vesting and settlement of the Restricted Stock Units in order to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer has an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
VIETNAM
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Restricted Stock Unit Agreement and the Terms and Conditions for Non-U.S. Participants to the contrary, any vested RSUs and dividend equivalents shall be settled by payment in cash or its equivalent of an amount equal in value to the Shares subject to such RSUs and dividend equivalents (using the closing price per Share on the Nasdaq Stock Market (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of settlement). Any references to the issuance of Shares in any documents related to RSUs shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle RSUs and/or dividend equivalents in Shares, in its discretion.
Payment of Proceeds. Any cash payment received by the Participant upon settlement of RSUs will be paid to the Participant through local payroll in Vietnam. In no event will payments under the Plan be made to the Participant into an account outside of Vietnam.
Appendix-28

UNITED KINGDOM
Terms and Conditions
Definitions. The phrases “termination of service” or “termination of employment” as used in the Plan and the Agreement shall mean Participant’s Termination of Employment. For this purpose, “Termination of Employment” means the time when the employee-employer relationship between Participant and the Company or any subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
Participants. The Agreement as amended by this Appendix forms the rules of the employee share scheme applicable to the United Kingdom-based Participants of the Company and any subsidiaries. Only employees of the Company or any Subsidiary are eligible to be granted RSUs or be issued Shares under the Agreement. Other Service Providers (including consultants or non-employee directors) who are not employees are not eligible to receive RSUs under the Agreement in the United Kingdom. The Agreement incorporates the terms of the Plan with the exception that reference to “Service Provider” when used in the Plan (as incorporated into this Agreement) and in the Agreement itself shall mean employee of the Company or any Subsidiary only and shall not include other persons providing services to the Company or any Subsidiary. Accordingly, all references in the Agreement to Participant’s “Service” or “Termination of Service” shall be interpreted as references to Participant’s employment or Termination of Employment.
Not a Contract of Employment. Nothing in the Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee of the Company or any of its subsidiaries and the grant of the RSUs does not form part of Participant’s entitlement to remuneration or benefits in terms of his employment with the Company or any subsidiary.
Tax Obligations. The following provision supplements Section 2.6 of the Agreement:
Tax and National Insurance Contributions Acknowledgment. Participant agrees that Participant is liable for the full amount of all U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, withholding tax, social security contributions, fringe benefit tax, employment tax, stamp tax, including employee’s National Insurance contributions (“NICs”) and
Appendix-29

(at the discretion of the Company) employer’s NICs (or other similar obligations wherever in the world arising)) applicable to the taxable income resulting from the grant of the RSUs, the settlement of the RSUs, or the issuance of Shares (the “Tax-Related Items”) that is attributable to (1) the grant or settlement of, or any benefit derived by Participant from, the RSUs or the Shares which are the subject of the RSUs; (2) the transfer or issuance of Shares on the settlement of the RSUs; (3) any restrictions applicable to any Shares held by Participant ceasing to apply thereto; or (4) the disposal of any Shares (each a “Taxable Event”) and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or a Subsidiary or His Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or relevant authority). Participant also agrees to indemnify and keep indemnified the Company, any subsidiary and his/her employing company (the “Employer”) if different, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf that is attributable to a Taxable Event.
The RSUs cannot be settled until Participant has made such arrangements as the Company may require for the satisfaction of any Tax-Related Items that may arise in connection with the vesting and settlement of the RSUs and/or the acquisition of Shares by Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.
Participant undertakes that, upon request by the Company, he or she will (on or within 14 days of acquiring the Shares) join with his or her Employer in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired on settlement of the RSUs on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.
Participant agrees that if Participant does not pay or Participant’s Employer or the Company or a subsidiary does not withhold from Participant the full amount of all Tax-Related Items that Participant owes due to any Taxable Event within 90 days after the end of the tax year in which the Taxable Event occurred or such other period in Section 22 2(1)(c) of ITEPA, then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective 90 days after the end of the tax year in which the Taxable Event occurred. Participant agrees that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Participant by the Employer, by withholding in Shares issued upon vesting and settlement of the RSUs or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from Participant.
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Participant also authorizes the Company to delay the issuance of any Shares to Participant unless and until the loan is repaid in full.
Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply in case the indemnification is viewed as a loan. In the event that Participant is an officer or executive director and Tax-Related Items are not collected from or paid by Participant within 90 days of the end of the tax year in which the Taxable Event occurred, the amount of any uncollected Tax-Related Items may constitute a benefit to Participant on which additional income tax and NICs may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or a subsidiary (as appropriate) for the value of NICs due on this additional benefit which the Company and/or a Subsidiary may collect by any of the means referred to in Section 10.5 of the Plan.
Data Protection. The Company and the Service Recipient will collect and process information relating to Participant in accordance with any applicable data privacy notice and applicable data protection laws.
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Exhibit 1 (for German Participants)
PRIVACY NOTICE
The entity responsible for processing your personal data (i.e., the “Controller”) for the purpose of allocating and sharing Awards as described in the This Agreement, dated [  ] 2026 (the “Grant Letter”) and the Plan is Neutron Holdings, Inc., having its registered office at 85 2nd Street, Suite 750, San Francisco, CA 94105, United States of America (the “Company”). The present privacy notice (the “Notice”) provides for information in relation to the processing of your personal data in this context.
1.WHAT PERSONAL DATA DOES THE COMPANY PROCESS ABOUT YOU?
a.Some of the personal data is collected directly from you. Other personal data is provided to the Company by other group companies.
b.The personal data the Company collects about you may include (i) identification data such as your name, address and telephone number, birthdate, social security/insurance number or other identification number, salary, nationality, (ii) job title, department, as well as related information, e.g., employee ID number, (iii) your bank account details, and (iv) details regarding your Awards and other information relating to the Plan and this Agreement.
c.The Company requires your personal data for business and accounting purposes. Refusal to provide personal data requested could lead to the impossibility for the Company to proceed with any matters relating to the Plan and the This Agreement, including the allocation, award and any payments relating to your awards.
2.HOW DOES THE COMPANY PROCESS YOUR PERSONAL DATA?
a.The Company processes your personal data only for legitimate purposes, including (i) to implement, administer and manage the Plan and the This Agreement and in order to proceed with the allocation, award and any payments relating to your awards, and (ii) to comply with accounting requirements.
b.The Company does not keep your personal data for longer than is necessary to fulfil the purposes above – unless statutory retention obligations and/or legitimate interests may require a longer storage. This may include the defense and assertion of legal claims.
c.No automated decision making or profiling is conducted in the context of the Plan and the This Agreement.
3.DOES THE COMPANY DISCLOSE YOUR PERSONAL DATA TO OTHER PARTIES?
a.The Company may disclose your personal data, where reasonably necessary and in accordance with applicable law for the purposes set out in clause 2 above, including to (i) other entities within the group, (ii) accountants, auditors, legal advisors, (iii) services providers such as payroll administrators and benefits advisors, and (iv) third parties to
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whom the Company is required to disclose information by law or regulatory requirement (including authorities and litigation counterparties).
b.If your personal data should be transferred to countries outside the European Union / the European Economic Area, the Company will apply appropriate safeguards to secure such transfers.
4.WHAT RIGHTS DO YOU HAVE?
a.You have certain rights in relation to your personal data. Please note that these may vary depending on the right and circumstances of its assertion.
•the right to access your personal data and ask for a copy of your processed personal data;
•the right to have incomplete or inaccurate personal data corrected;
•the right to object to the use of your personal data, or to withdraw your consent (where processing is based on your prior consent);
•the right to restrict the use of your personal data;
•the right to require the Company to erase/delete your personal data;
•the right to receive personal data which you have provided to the Company in a structured, commonly used and machine-readable format and the right to transmit those data to another data controller;
•the right to lodge a complaint with the competent data protection authority.
b.If you wish to exercise any of these rights or have other questions about how the Company processes your personal data, you can access https://privacy.li.me/.
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